EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:             Theresa M. Wasko, Treasurer & CFO
Telephone Number:    610-965-5959
E-mail:              twasko@eastpennbank.com

                 EAST PENN FINANCIAL CORPORATION REPORTS RECORD
                     EARNINGS FOR THE SECOND QUARTER OF 2005

      (July 19, 2005) - EMMAUS, PA -- East Penn Financial Corporation (NasdaqSC:
EPEN), parent of East Penn Bank, today announced record earnings of $936,000 for the second quarter of 2005, representing a 15.6% increase over second quarter 2004 earnings of $810,000. Basic and diluted earnings per share for the second quarter of 2005 were $0.15 per share, as compared with $0.13 per share for the second quarter of 2004.

      Earnings for the six months ended June 30, 2005 were $1,786,000, or 14.4% ahead of earnings of $1,561,000 for the six months ended June 30, 2004. Basic and diluted earnings per share of $0.28 per share increased for the six months ended June 30, 2005 from basic and diluted earnings per share of $0.25 for the six months ended June 30, 2004. The Company's annualized return on average stockholders' equity was 16.74% for the six months ended June 30, 2005 in comparison with 15.60% for the same period in 2004.

      The increase in 2005 second quarter earnings is attributable to a 10.6% increase in net interest income over the second quarter of 2004, which resulted from a combination of factors including increased short-term interest rates, proactive management of cost of funds and a shift within interest earning assets where the Company's investment portfolio declined, while loans, which are a higher yielding asset, grew 17.2%. This also had a positive impact on the net interest margin for the quarter ending June 30, 2005, which increased to 3.62% as compared with 3.53% for the same period in 2004. The provision for loan losses decreased 2.3% to $126,000 for the second quarter of 2005 as compared with $129,000 for the second quarter of 2004 as a result of the consistency in the quality of the loan portfolio. Operating expenses for the second quarter of 2005 increased 10.9% over second quarter of 2004 as a result of the Company's overall growth and additional occupancy and equipment costs associated with the renovation of the Company's newly occupied operations and administrative offices. Other income increased 16.8% as a result of additional fee income from mortgage banking activities and other services.

      Asset quality continues to remain strong for the second quarter of 2005, with the percentage of non-performing assets to total assets improving to 0.32%, as compared with 0.35% for the second quarter of 2004. Net charge-offs as a percentage of average loans slightly increased to 0.03% for the second quarter of 2005 from 0.02% for the second quarter of 2004. Because of the continued strength of the asset quality, no additional provisions were made to the allowance for loan losses, which was 1.13% as a percentage of total loans for the six months ended 2005 as compared with 1.17% for the six months ended 2004.

      East Penn Financial Corporation, with assets of $387.6 million, is a locally owned bank holding company headquartered in Emmaus, Pennsylvania. Its principal banking subsidiary is East Penn Bank, a community- and customer-oriented bank, incorporated in 1990, which currently operates 7 branch locations serving the Lehigh Valley.

      Additional information about East Penn Financial Corporation is available on its website at www.eastpennbank.com.
                  --------------------

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the bank's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in East Penn Financial Corporation's filings with the Securities and Exchange Commission.


East Penn Financial Corporation
Consolidated Selected Financial
Information

                                                               June 30,
(in thousands, except per share data)                    2005           2004
                                                      --------------------------
                                                      (Unaudited)    (Unaudited)

Balance Sheet Data:
Total assets                                          $  387,637      $  350,218
Securities available for sale                             83,505          93,563
Securities held to maturity, at cost                       1,038           1,050
Mortgages held for sale                                    2,121           1,063
Total loans (net of unearned discount)                   266,139         227,104
Allowance for loan losses                                  3,005           2,654
Premises and equipment, net                                8,208           7,398
Non-interest bearing deposits                             43,587          43,867
Interest bearing deposits                                263,276         247,189
                                                      --------------------------
Total deposits                                           306,863         291,056
Federal funds purchased and securities
  sold under agreements to repurchase                      3,575           5,626
Other borrowings                                          45,000          25,000
Junior subordinated debentures                             8,248           8,248
Stockholders' equity                                      22,758          19,322
Common shares outstanding                              6,303,212       6,299,460
Book value per share                                  $     3.61      $     3.07


                                                Three Months                Six Months
                                               Ended June 30,             Ended June 30,
(in thousands, except per share data)        2005         2004          2005           2004
                                         ------------------------   -------------------------
                                         (Unaudited)   (Unaudited)  (Unaudited)   (Unaudited)

Statement of Income Data:
Total interest income                      $4,861        $4,089        $9,411        $8,159
Total interest expense                      1,713         1,242         3,110         2,534
                                           ------------------------------------------------
Net interest income                         3,148         2,847         6,301         5,625
Provision for loan losses                     126           129           252           283
                                           ------------------------------------------------
Net interest income after provision         3,022         2,718         6,049         5,342
Other income                                  645           552         1,168         1,061
Other expenses                              2,444         2,203         4,889         4,357
                                           ------------------------------------------------
                                            1,223         1,067         2,328         2,046
   Net income before taxes
Income tax expense                            287           257           542           485
                                           ------------------------------------------------

 Net income                                $  936        $  810        $1,786        $1,561
                                           ================================================

Basic earnings per share (1)               $ 0.15        $ 0.13        $ 0.28        $ 0.25
Diluted earnings per share (2)             $ 0.15        $ 0.13        $ 0.28        $ 0.25

Cash dividends per common share                 -             -        $ 0.09        $ 0.08


                                                          Six Months
                                                        Ended June 30,
                                                     2005            2004
                                                  -------------------------
                                                  (Unaudited)   (Unaudited)

Selected Financial Ratios:
Return on average equity                             16.74%       15.60%
Return on average assets                              0.98%        0.92%
Net interest margin (3)                               3.71%        3.56%
Efficiency ratios:
  Operating expenses as a percentage of
   revenues (3)                                      62.31%       61.96%
  Operating expenses as a percentage of
   average assets                                     2.67%        2.68%
Tier 1 leverage capital                               8.01%        7.80%
Net loans (4) as a percent of deposits               86.73%       78.03%
Average equity to average assets                      5.83%        5.88%

Selected Asset Quality Ratios:
Allowance for loan losses / Total loans (4)           1.13%        1.17%
Allowance for loan losses /
   Non-performing assets (5)                        244.91%      217.18%
Non-accrual loans / Total loans (4)                   0.28%        0.45%
Non-performing assets / Total assets                  0.32%        0.35%
Net charge-offs / Average loans (4)                   0.03%        0.02%

(1) Based upon the weighted average number of shares of common stock outstanding for the applicable periods.
(2) Based upon the weighted average number of shares plus dilutive potential common share equivalents outstanding for the applicable periods.
(3)   This was not calculated on a fully tax equivalent basis.
(4)   The  term  "loans"  includes  loans  held  in  the  portfolio,   including
      non-accruing loans, and excludes loans held for sale.
(5)   Includes non-accrual loans.